Apollo Medical Holdings, Inc. Reports First Quarter Ended March 31, 2020 Results

ALHAMBRA, Calif., May 27, 2020 /PRNewswire/ -- Apollo Medical Holdings, Inc. ("ApolloMed," and together with its subsidiaries and affiliated entities, the "Company") (NASDAQ: AMEH), an integrated population health management company, announced today its consolidated financial results for the first quarter ended March 31, 2020.
“Our solid first quarter results demonstrated continued revenue growth, further customer wins, and expansion of our membership to 1.1 million members. We began 2020 at the forefront of fighting the COVID-19 pandemic. By maintaining our essential business operations, ApolloMed has enabled our affiliated providers to continue mission-critical treatment of patients to help fight the spread of COVID-19 in our communities. The heroic work being done by so many of our affiliated physicians and partners to help test for, treat, and prevent COVID-19, as well as the generous donations of medical supplies and personal protective equipment, is profound and inspiring,” stated Kenneth Sim, M.D., Executive Chairman and Co-Chief Executive Officer of ApolloMed.
Dr. Sim continued, “COVID-19 has provided us with an opportunity to serve the needs of our members during a truly challenging time. The stability of our capitation model provides adequate cash flow and liquidity to continue the high-quality care provided to all of our members. Our stable first quarter results provide confidence in our ability to maintain our previously stated outlook for 2020 in the face of the global COVID-19 pandemic.”

Financial Highlights for the First Quarter Ended March 31, 2020:

•
Total revenue of $165.1 million for the quarter ended March 31, 2020, an increase of 72% as compared to $95.8 million for the quarter ended March 31, 2019, primarily due to our acquisitions of Alpha Care Medical Group on May 31, 2019 and Accountable Health Care IPA on August 30, 2019, which companies contributed revenue of approximately, $32.5 million and $12.7 million, respectively, for the quarter ended March 31, 2020.

•
Capitation revenue, net, of $140.4 million for the quarter ended March 31, 2020, an increase of 96% compared to $71.5 million for the quarter ended March 31, 2019. Capitation revenue represented 85% of our total revenue for the quarter ended March 31, 2020.

•	Risk pool settlements and incentives revenue of $11.2 million for the quarter ended March 31, 2020, an increase of 11%, as compared to $10.1 million for the quarter ended March 31, 2019.

•	Net income of $3.0 million for the quarter ended March 31, 2020, compared to a net loss of $2.5 million for the quarter ended March 31, 2019.

•
Net income attributable to Apollo Medical Holdings, Inc. of $4.1 million for the quarter ended March 31, 2020, compared to net income attributable to Apollo Medical Holdings, Inc. of $0.1 million for the quarter ended March 31, 2019. The increase from the prior year was primarily due to preferred dividends ApolloMed received from its affiliate, Allied Physicians of California IPA ("APC"), as a result of the series of transactions we completed with APC in September 2019.

•
Effective January 1, 2020, we began providing select management services to Community Family Care Medical Group IPA, Inc., serving approximately 145,000 members in Southern California, which accounted for approximately $1.7 million in management fee income for the quarter ended March 31, 2020.

Other Information:

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The Company further announced today that Chief Technology Officer, Brandon Sim, and Chief Financial Officer, Eric Chin, have been appointed as the Company's Interim Co-Chief Operating Officers, effective May 26, 2020. Messrs. Sim and Chin will be replacing Hing Ang, who had served as the Company's Chief Operating Officer for over two years. In addition to their new positions, Messrs. Sim and Chin will remain as the Company's Chief Technology Officer and Chief Financial Officer, respectively.

Guidance:
Our stable, subscription-based revenue model allows us to maintain our previously disclosed 2020 guidance for total revenue and adjusted EBITDA. We are updating our 2020 guidance for net income and EBITDA to incorporate the impact of the sale of an equity investment held by the Company as an excluded asset and remained solely for the benefit of APC and its shareholders. As such, any proceeds or gain on sale will not affect the net income and adjusted EBITDA attributable to ApolloMed.
Our guidance for the year ending December 31, 2020, is as follows:

•	Maintaining total revenue of between $665.0 million and $675.0 million,

•	Adjusting net income from a range of $20.0 million and $30.0 million (disclosed on March 12, 2020) to a range of $100.0 million and $110.0 million,

•	Adjusting EBITDA from a range of $55.0 million and $67.0 million (disclosed on March 12, 2020) to a range of $155.0 million and $167.0 million, and

•	Maintaining adjusted EBITDA of between $75.0 million and $90.0 million.
Refer to the "Guidance Reconciliation of Net Income to EBITDA and adjusted EBITDA" and "Use of Non-GAAP Financial Measures" below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Refer to our discussion of "Forward-Looking Statements" within this press release for additional information.

For more details on ApolloMed's results for the quarter ended March 31, 2020, please refer to ApolloMed's Quarterly Report on Form 10-Q to be filed with the U.S. Securities Exchange Commission (“SEC”), which is accessible at www.sec.gov.

Note About Consolidated Entities
The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities ("VIEs") in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company's consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company's consolidated statements of income.
Note About Stockholders' Equity, Certain Treasury Stock and Earnings Per Share
As of the date of this press release, 302,732 holdback shares have not been issued to certain former shareholders of Network Medical Management, Inc. ("NMM"), who were NMM shareholders at the time of closing of the merger, as they have yet to submit properly completed letters of transmittal to ApolloMed in order to receive their pro rata portion of ApolloMed's common stock and warrants as contemplated under that certain Agreement and Plan of Merger, dated December 21, 2016, among ApolloMed, NMM, Apollo Acquisition Corp. ("Merger Subsidiary") and Kenneth Sim, M.D., as amended, pursuant to which Merger Subsidiary merged with and into NMM, with NMM as the surviving corporation. Pending such receipt, such former NMM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the merger. Our consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and ApolloMed is legally obligated to issue these shares in connection with the merger.
Shares of ApolloMed's common stock owned by APC, a VIE of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company's consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company's earnings per share.
About Apollo Medical Holdings, Inc.
ApolloMed is a leading physician-centric integrated population health management company, which, together with its subsidiaries, including a Next Generation Accountable Care Organization ("NGACO"), and its affiliated independent practice associations ("IPAs") and management services organizations ("MSOs"), is working to provide coordinated, outcomes-based, high-quality medical care for patients, particularly senior patients and patients with multiple chronic conditions, in a cost-effective manner.  ApolloMed focuses on addressing the healthcare needs of its patients by leveraging its integrated health management and healthcare delivery platform that includes NMM (MSO), Apollo Medical Management, Inc. (MSO), ApolloMed Hospitalists, a Medical Corporation, (hospitalists), APA ACO, Inc. (NGACO), Allied Physicians of California IPA (IPA), Alpha Care Medical Group, Inc. (IPA), Accountable Health Care IPA (IPA) and Apollo Care Connect, Inc. (Digital Population Health Management Platform).  For more information, please visit www.apollomed.net.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company's guidance for the year ending December 31, 2020, continued growth, acquisition strategy, ability to deliver sustainable long-term value, ability to respond to the changing environment, operational focus, strategic growth plans, and merger integration efforts, as well as the impact of the COVID-19 pandemic on the Company's business, operations, and financial results. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company's management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the SEC, including, without limitation the risk factors discussed in the Company's Annual Report on Form 10-K, for the year ended December 31, 2019, filed with the SEC and any subsequent quarterly reports on Form 10-Q.

FOR MORE INFORMATION, PLEASE CONTACT:
Asher Dewhurst
(443) 213-0500
asher.dewhurst@westwicke.com

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	March 31,	December 31,
	2020	2019

Assets

Current assets
Cash and cash equivalents	$80,892	$103,189
Restricted cash	75	75
Investment in marketable securities	117,075	116,539
Receivables, net	18,012	11,004
Receivables, net – related parties	50,911	48,136
Other receivables	16,362	16,885
Prepaid expenses and other current assets	11,811	10,315
Loans receivable	6,425	6,425
Loans receivable – related parties	16,500	16,500

Total current assets	318,063	329,068

Noncurrent assets
Land, property and equipment, net	11,876	12,130
Intangible assets, net	98,840	103,012
Goodwill	238,539	238,505
Investments in other entities – equity method	30,781	28,427
Investments in privately held entities	896	896
Restricted cash	746	746
Operating lease right-of-use assets	18,199	14,248
Other assets	6,475	1,681

Total noncurrent assets	406,352	399,645

Total assets	$724,415	$728,713

Liabilities, Mezzanine Equity and Shareholders' Equity

Current liabilities
Accounts payable and accrued expenses	$20,106	$27,279
Fiduciary accounts payable	1,709	2,027
Medical liabilities	63,698	58,725
Income taxes payable	8,034	4,529
Dividend payable	337	271
Finance lease liabilities	102	102
Operating lease liabilities	3,119	2,990
Current portion of long-term debt	9,500	9,500

Total current liabilities	106,605	105,423

Noncurrent liabilities
Deferred tax liability	16,332	18,269
Finance lease liabilities, net of current portion	390	416
Operating lease liabilities, net of current portion	15,583	11,373
Long-term debt, net of current portion and deferred financing costs	230,105	232,172

Total noncurrent liabilities	262,410	262,230

Total liabilities	369,015	367,653

Mezzanine equity
Noncontrolling interest in Allied Physicians of California, a Professional Medical Corporation	157,439	168,725

Shareholders' equity
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series B Preferred stock); 1,111,111 issued and zero outstanding	—	—
Series B Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series A Preferred stock); 555,555 issued and zero outstanding	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 36,042,761 and 35,908,057 shares outstanding, excluding 17,475,707 and 17,458,810 treasury shares, at March 31, 2020, and December 31, 2019, respectively	36	36
Additional paid-in capital	161,087	159,608
Retained earnings	35,957	31,905
	197,080	191,549

Noncontrolling interest	881	786

Total shareholders' equity	197,961	192,335

Total liabilities, mezzanine equity and shareholders' equity	$724,415	$728,713

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended March 31,
	2020	2019

Revenue
Capitation, net	$140,421	$71,517
Risk pool settlements and incentives	11,236	10,094
Management fee income	8,815	8,997
Fee-for-service, net	3,427	4,081
Other income	1,206	1,069

Total revenue	165,105	95,758

Operating expenses
Cost of services	144,204	83,432
General and administrative expenses	11,834	10,264
Depreciation and amortization	4,702	4,418
Provision for doubtful accounts	—	951

Total expenses	160,740	99,065

Income (loss) from operations	4,365	(3,307)

Other income (expense)
Income (loss) from equity method investments	2,054	(850)
Interest expense	(2,868)	(211)
Interest income	929	323
Other income	102	187

Total other income (expense), net	217	(551)

Income (loss) before provision for (benefit from) income taxes	4,582	(3,858)

Provision for (benefit from) income taxes	1,595	(1,408)

Net income (loss)	2,987	(2,450)

Net loss attributable to noncontrolling interest	(1,065)	(2,590)

Net income attributable to Apollo Medical Holdings, Inc.	$4,052	$140

Earnings per share – basic	$0.11	$—

Earnings per share – diluted	$0.11	$—

Weighted average shares of common stock outstanding – basic	36,010,268	34,496,622

Weighted average shares of common stock outstanding – diluted	37,439,099	38,074,174

APOLLO MEDICAL HOLDINGS, INC.
SUPPLEMENTAL INFORMATION

Capitated Membership (in thousands)
	March 31, 2020	December 31, 2019	December 31, 2018

MSO	514	421	665
IPA	543	530	265
ACO	30	29	30

Total lives under management	1,087	980	960

Reconciliation of Net Income to EBITDA and Adjusted EBITDA (in thousands)

	Three Months Ended March 31,
	2020	2019

Net income (loss)	$2,987	$(2,450)
Depreciation and amortization	4,702	4,418
Provision for (benefit from) income taxes	1,595	(1,408)
Interest expense	2,868	211
Interest income	(929)	(323)
EBITDA	11,223	448

(Income) loss from equity method investments	(2,054)	850
Other income	(102)	(187)
Provider bonus payments	—	10,000
Provision for doubtful accounts	—	951
EBITDA adjustment for recently acquired IPAs	4,760	—
Adjusted EBITDA	$13,827	$12,062

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA (in thousands)
	Year Ending
	December 31, 2020

	Low	High
Net income	$100,000	$110,000
Depreciation and amortization	18,000	20,000
Provision for income taxes	30,000	31,000
Interest expense	8,000	9,000
Interest income	(1,000)	(3,000)
EBITDA	155,000	167,000

Income from equity method investments (1)	(95,000)	(94,000)
EBITDA adjustment for recently acquired IPAs	15,000	17,000
Adjusted EBITDA	$75,000	$90,000
(1) Income from equity method investments is mainly attributed to the sale of Universal Care Acquisition Partners, LLC's ("UCAP") 48.9% investment in Universal Care, Inc. ("UCI") to Bright Health Company of California, which closed on April 30, 2020 pursuant to the stock purchase agreement as disclosed on the current report on form 8-K filed on May 6, 2020. UCAP is a 100% owned subsidiary of APC and its 48.9% investment in UCI is an excluded asset and as such remained solely for the benefit of APC and its shareholders. As such, any proceeds or gain on sale will not affect the net income and adjusted EBITDA attributable to ApolloMed.

Use of Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles ("GAAP") is net income (loss). These measures are not in accordance with, or alternatives to GAAP, and may be different from other non-GAAP financial measures used by other companies. The Company uses adjusted EBITDA as a supplemental performance measure of our operations,  for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding (income) loss from equity method investments and other income earned that are not related to the Company's normal operations. Adjusted EBITDA also excludes the effect on EBITDA of certain IPAs we recently acquired.
The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core and non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company's ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. Reconciliation between certain GAAP and non-GAAP measures is provided above.